EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 4, 1999, included in Avnet, Inc.'s Annual Report on Form 10-K for the year ended July 2, 1999, and all reference to our Firm included in this Registration Statement.


                                            ARTHUR ANDERSEN LLP

Phoenix, Arizona
October 19, 1999